As filed with the Securities and Exchange Commission on July 22, 2005
                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            U.S.B. HOLDING CO., INC.
             (Exact name of registrant as specified in its charter)
          DELAWARE                                           36-3197969
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)
                               100 Dutch Hill Road
                           Orangeburg, New York 10962
                                 (845) 365-4600
          (Address, including Zip Code, of principal executive offices)
                            ------------------------
            U.S.B. HOLDING CO., INC. 2005 DIRECTOR STOCK OPTION PLAN
            U.S.B. HOLDING CO., INC. 2005 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------
                                 Thomas E. Hales
                 President, Chairman and Chief Executive Officer
                               100 Dutch Hill Road
                           Orangeburg, New York 10962
                                 (845) 365-4600

                                    Copy to:

  Robert E. Blackburn, Esq.                         W. Edward Bright, Esq.
       General Counsel                            Thacher Proffitt & Wood LLP
     100 Dutch Hill Road                          Two World Financial Center
  Orangeburg, New York 10962                       New York, New York 10281
       (845) 365-4600                                   (212) 912-7400

     (Name and address, including Zip Code, telephone number and area code, of agent for service)
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
    Title of Securities to be     Amount to be Registered      Proposed Maximum         Proposed Maximum         Amount of
           Registered                       (1)               Offering Price Per       Aggregate Offering    Registration Fee
                                                                    Share                    Price
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value       2,098,298 Shares           $24.375 (2)           $51,146,013.75 (2)        $6,019.89
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value         201,702 Shares            21.15  (3)           $ 4,265,997.30 (3)        $  502.11
===============================================================================================================================

(1) Based on 1,800,000 shares of common stock ("Shares") of U.S.B. Holding Co., Inc. (the "Company") reserved for issuance upon exercise of options granted pursuant to the 2005 Employee Stock Option Plan and 500,000 Shares reserved for issuance upon exercise of options granted pursuant to the 2005 Director Stock Option Plan. In addition to such Shares, this registration statement also covers an undetermined number of Shares that, by reason of certain events specified in each of the plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 2,098,298 Shares subject to outstanding options are deemed to be offered at $24.375 per share, the average of the daily high and low sales prices of Shares on the New York Stock Exchange at the close of trading as of July 15, 2005.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 201,702 Shares subject to outstanding options are deemed to be offered at $21.15 per share, the price at which such options may be exercised.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         (1) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 8, 1999;

         (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

         (4) The Company's Current Reports on Form 8-K dated June 16, 2005, May 31, 2005 (but only with respect to the information filed with the Commission under Item 1.01 of the Form 8-K) and April 20, 2005.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the end of the fiscal year ended December 31, 2004 and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Company will provide without charge to each person to whom this prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Investor Relations Department, 100 Dutch Hill Road, Orangeburg, New York 10962. Telephone requests may be directed to (845) 365-4600.

ITEM 4.       DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her, and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under
Section 145.

         Section 9 of the Company's Restated Certificate of Incorporation limits the personal liability of directors. It states that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall also be limited to the fullest extent permitted by the amended DGCL.

         Article 8 of the Bylaws of the Company (the "Bylaws") provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he or she is or was a director or officer of the Company, against certain expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding to the full extent permitted by the DGCL and any other applicable law. The Company may also provide similar indemnification to any employee or agent of the Company for any action, suit or proceeding by reason of the fact that the individual is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity.

         Article 8 of the Bylaws also authorizes the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving in such capacity at the request of the Company for another entity, against any liability asserted against or incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power under the Bylaws or the DGCL or any other law to so indemnify such individual.

         The Bylaws also provide that the right of indemnification provided under the Bylaws is not exclusive of and does not in any way limit any other rights.

         The directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act, pursuant to the directors' and officers' liability insurance policy of the Company.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.       EXHIBITS.

         4.1 U.S.B. Holding Co., Inc. 2005 Employee Stock Option Plan, incorporated herein by reference to Appendix A to the Company's Proxy Statement filed on April 28, 2005

         4.2 U.S.B. Holding Co., Inc. 2005 Director Stock Option Plan, incorporated herein by reference to Appendix B to the Company's Proxy Statement filed on April 28, 2005

         4.3 Form of Stock Option Agreement under the U.S.B. Holding Co., Inc. 2005 Employee Stock Option Plan

         4.4 Form of Stock Option Agreement under the U.S.B. Holding Co., Inc. 2005 Director Stock Option Plan, incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on June 16, 2005

         4.5 Restated Certificate of Incorporation of U.S.B. Holding Co., Inc., incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and filed on August 14, 2002

         4.6 Bylaws of U.S.B. Holding Co., Inc., incorporated herein by reference to the Company's Registration Statement on Form S-14 (File No. 2-79734)

         5 Opinion of Thacher Proffitt & Wood LLP, counsel for the Company, as to the legality of the securities being registered

         23.1 Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof)

         23.2     Consent of Deloitte & Touche LLP

ITEM 9.       UNDERTAKINGS.

A.       Rule 415 offering. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Orangeburg, State of New York, on July 22, 2005.


                                            U.S.B. Holding Co., Inc.

                                            By:   /s/ Thomas E. Hales
                                                  ---------------------------

                                                  Thomas E. Hales
                                                  Chairman and CEO

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                              Title                                              Date
----                              -----                                              ----
/s/ Thomas E. Hales             Chairman of the Board and                     July 22, 2005
-------------------             Chief Executive Officer and
Thomas E. Hales                 Director


/s/ Steven T. Sabatini          Senior Executive Vice President, Chief        July 22, 2005
----------------------          Financial Officer and Assistant Secretary
Steven T. Sabatini


/s/ Raymond J. Crotty           President and Chief Operating                 July 22, 2005
---------------------           Officer, Secretary and Director
Raymond J. Crotty


/s/ Michael H. Fury             Director                                      July 22, 2005
-------------------
Michael H. Fury


/s/ Edward T. Lutz              Director                                      July 22, 2005
------------------
Edward T. Lutz


/s/ Kevin J. Plunkett           Director                                      July 22, 2005
---------------------
Kevin J. Plunkett


                                Director                                      July 22, 2005
---------------------
Kenneth J. Torsoe


/s/ Howard V. Ruderman          Director                                      July 22, 2005
----------------------
Howard V. Ruderman

                                  EXHIBIT INDEX

Exhibit Number                              Description
--------------    --------------------------------------------------------------

         4.1 U.S.B. Holding Co., Inc. 2005 Employee Stock Option Plan, incorporated herein by reference to Appendix A to the Company's Proxy Statement filed on April 28, 2005

         4.2 U.S.B. Holding Co., Inc. 2005 Director Stock Option Plan, incorporated herein by reference to Appendix B to the Company's Proxy Statement filed on April 28, 2005

         4.3 Form of Stock Option Agreement under the U.S.B. Holding Co., Inc. 2005 Employee Stock Option Plan

         4.4 Form of Stock Option Agreement under the U.S.B. Holding Co., Inc. 2005 Director Stock Option Plan, incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on June 16, 2005

         4.5 Restated Certificate of Incorporation of U.S.B. Holding Co., Inc., incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and filed on August 14, 2002

         4.6 Bylaws of U.S.B. Holding Co., Inc., incorporated herein by reference to the Company's Registration Statement on Form S-14 (File No. 2-79734)

         5 Opinion of Thacher Proffitt & Wood LLP, counsel for the Company, as to the legality of the securities being registered

         23.1 Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof)

         23.2     Consent of Deloitte & Touche LLP